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Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

        FIRST SUPPLEMENTAL INDENTURE, dated as of August 5, 2003 (the "First Supplemental Indenture"), among Anchor Glass Container Corporation, a Delaware corporation (the "Company"), the Guarantors, if any, and The Bank of New York, a New York banking corporation (the "Trustee").

        WHEREAS, the Company, the Guarantors, if any, and the Trustee have heretofore executed and delivered an Indenture, dated as of February 7, 2003 (the "Indenture"), in relation to the issuance of $300,000,000 aggregate principal amount of the Company's 11% Senior Secured Notes due 2013 (the "Initial Notes");

        WHEREAS, pursuant to Article II of the Indenture, the Company may, from time to time, without notice to or the consent of any holder of the Initial Notes, create and issue additional notes that are subject to the provisions of the Indenture but may have interest and other economic terms different from the Initial Notes;

        WHEREAS, the Company is issuing an additional $50,000,000 aggregate principal amount of its 11% Senior Secured Notes due 2013 (the "Additional Notes") with the same terms as the Initial Notes, except as set forth in the Additional Notes.

        WHEREAS, pursuant to Section 9.1 of the Indenture, the Company and the Trustee desire to supplement and amend the Indenture without the consent of the Holders;

        WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been complied with;

        WHEREAS, all other actions necessary to make this First Supplemental Indenture a legal, valid and binding agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture, have been performed;

        NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors, if any, and the Trustee hereby mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE I

DEFINITIONS AND OTHE PROVISIONS OF GENERAL APPLICATION

        Section 1.1.    Definitions.    For all purposes of this First Supplemental Indenture, except as expressly provided or unless the context otherwise requires:

          (a)   the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b)   the words "herein," "hereof," and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

        "Initial Purchasers" means Deutsche Bank Securities Inc. and Credit Suisse First Boston LLC.

        "Registration Rights Agreement" means the registration rights agreement dated August 5, 2003 among the Company, any Guarantors named therein and the Initial Purchasers.

        Section 1.2.    Terms Defined in the Indenture.    Terms and expressions defined in the Indenture shall have the same meaning when used in this First Supplemental Indenture unless otherwise defined herein or unless the context otherwise requires.

        Section 1.3.    Provisions of the Indenture.    The provisions of the Indenture shall apply to the Additional Notes and any certificated Additional Notes in definitive form issued in exchange therefor in the exact same manner as they apply to the Initial Notes and any certificated Initial Notes in definitive form issued in exchange therefor.

        Section 1.4.    Effect of First Supplemental Indenture.

        (a)   This First Supplemental Indenture is a supplemental indenture within the meaning of Section 9.1 of the Indenture, and the Indenture shall be read together with this First Supplemental Indenture and shall have the same effect over the Additional Notes, in the same manner as if the provisions of the Indenture and this First Supplemental Indenture were contained in the same instrument.

        (b)   In all other respects, the Indenture is ratified and confirmed by the parties as supplemented by the terms of this First Supplemental Indenture.

        Section 1.5.    Effect of Headings.    The Article and Section headings herein are for convenience only and shall not effect the construction hereof.

        Section 1.6.    Successors and Assigns.    All agreements of the Company in this First Supplemental Indenture shall bind their successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

        Section 1.7.    Severability Clause.    In case any provision in this First Supplemental Indenture or in the Additional Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 1.8.    Governing Law.    This First Supplemental Indenture and the Additional Notes shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

        Section 1.9.    Counterparts.    This Supplemental Indenture may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

        Section 1.10.    Trustee.    The Trustee makes no representation as to the validity or adequacy of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

ARTICLE II

NOTE FORMS

        Section 2.1.    Series A Notes.    The Series A Notes issued by the Company pursuant to this First Supplemental Indenture and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A hereto.

        Section 2.2.    Series B Notes.    The Series B Notes to be offered to Holders of Series A Notes in exchange for Series A Notes pursuant to the Exchange Offer specified in the Registration Rights Agreement shall be substantially in the form of Exhibit B hereto.

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ARTICLE III

AMENDMENTS TO THE INDENTURE

        The terms of the Indenture are hereby amended as follows:

        Section 3.1. The first sentence of the fourth paragraph of Section 2.2 is hereby amended to delete the reference to "Sections 13.4 and 13.5" and to substitute therefor "Sections 15.4 and 15.5".

        Section 3.2. Exhibit A to the Indenture (Form of Series A Note) is hereby amended to delete "February 7, 2003" after the word "Dated:" and to substitute therefor a blank space.

        Section 3.3. Exhibit B to the Indenture (Form of Series B Note) is hereby amended to delete "February 7, 2003" after the word "Dated:" and to substitute therefor a blank space.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered as of the date first written above.

ANCHOR GLASS CONTAINER CORPORATION
By:	/s/ DARRIN J. CAMPBELL
	Name:	Darrin J. Campbell
	Title:	Chief Financial Officer and Executive Vice President
THE BANK OF NEW YORK, as Trustee
By:	/s/ MING J. RYAN
	Name:	Ming J. Ryan
	Title:	Vice President

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Exhibit A

FORM OF SERIES A NOTE

(Face of Note)
 ANCHOR GLASS CONTAINER CORPORATION
11% SENIOR SECURED NOTE DUE 2013

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO ANYONE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO ANCHOR GLASS CONTAINER CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES

ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF ANCHOR GLASS CONTAINER CORPORATION SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND ANCHOR GLASS CONTAINER CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

ANCHOR GLASS CONTAINER CORPORATION
 11% SENIOR SECURED NOTE DUE 2013

CUSIP No.
No.	$

Interest Payment Dates: February 15 and August 15
Record Dates: August 5, 2003 and each February 1 and August 1 thereafter

        ANCHOR GLASS CONTAINER CORPORATION, a Delaware corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to CEDE & CO.                                                 or registered assigns, the principal sum of                        Dollars on February 15, 2013.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]	Dated:
ANCHOR GLASS CONTAINER CORPORATION
By:
Name:
Title:
By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:
Name:
Title:

(Back of Note)
 11% Senior Secured Notes due 2013

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    Interest.    The Company promises to pay interest on the principal amount of this Note at the rate of 11% per annum from the date of original issuance until maturity and shall pay Additional Interest pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first interest payment shall be a special interest payment consisting of accrued interest from the date of original issuance through the date immediately preceding the first Interest Payment Date, and shall be paid only to a Holder of record at the close of business on the date of original issuance; provided, further, that the first Interest Payment Date shall be August 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2.    Method of Payment.    The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 next preceding the Interest Payment Date (except as set forth in paragraph 1 above), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than ten days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.    Paying Agent and Registrar.    Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

        4.    Indenture and Guarantees.    The Company issued $300 million in aggregate principal amount of the Notes under an Indenture dated as of February 7, 2003 (the "Indenture") between the Company, the Guarantors and the Trustee and $50 million in aggregate principal amount of Notes under the Indenture as supplemented by the first supplemental indenture, dated as of August 5, 2003 (the "First Supplemental Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company.

        5.    Optional Redemption.    The Company may redeem any or all of the Notes at any time on or after February 15, 2008, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning February 15 of the years indicated below:

Year	Redemption Price
2008	105.500%
2009	103.667%
2010	101.833%
2011 and thereafter	100.000%

in each case together with accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed.

        If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

        6.    Special Redemption.    In the event the Company completes one or more Public Equity Offerings on or before February 15, 2006, the Company, at its option, may use the net cash proceeds from any such Public Equity Offering to redeem up to 35% of the original principal amount of the Notes (a "Special Redemption") at a Redemption Price of 111% of the principal amount, together with accrued and unpaid interest and Additional Interest (if any), to the date of redemption; provided, however, that at least 65% of the original principal amount of the Notes will remain outstanding immediately after any such redemption; and provided, further, that such redemption shall occur within 90 days after the date of the closing of any such Public Equity Offering. If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed either: (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or (2) by lot, only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).

        7.    Mandatory Redemption.    Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

        8.    Notice of Redemption.    Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days (or 45 days in the case of mandatory redemption) before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

        9.    Repurchase at Option of Holder.

        (a)   If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 30 days following any Change of Control, the Company shall send by first-class mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

        (b)   On the 361st day after an Asset Sale (the "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of paragraph (a) of Section 4.10 of the Indenture (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer"), on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased on a pro rata basis based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10 million, shall be applied as required above).

        (c)   Any Net Loss Proceeds from an Event of Loss with respect to Collateral that are not applied or invested as provided in the first sentence of paragraph (a) of Section 4.19 of the Indenture prior to the 361st day after the Event of Loss (the "Loss Proceeds Offer Trigger Date") will be deemed to constitute "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Company will make an offer to purchase (a "Loss Proceeds Offer") on a date (the "Loss Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Loss Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Loss Proceeds Offer Amount at an offer price in cash in an amount equal to 100% of the principal amount of Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth herein). If the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Loss Proceeds to be used to purchase Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. To the extent that the aggregate amount of Notes tendered pursuant to a Loss Proceeds Offer is less than the Loss Proceeds Offer Amount, the Company may apply any remaining Net Loss Proceeds to any purpose consistent with the Indenture and, following the consummation of each Loss Proceeds Offer, the Loss Proceeds Offer Amount shall be reset to zero. Notwithstanding anything to the contrary in the foregoing, the Company may commence a Loss Proceeds Offer prior to the expiration of 360 days after the occurrence of an Event of Loss.

        10.    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        11.    Persons Deemed Owners.    The registered Holder of a Note may be treated as its owner for all purposes.

        12.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        13.    Defaults and Remedies.    Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest, on the Notes; (ii) default in payment when due of stated principal, Redemption Price or Purchase Price of the Notes when the same becomes due and payable at maturity, upon redemption, repurchase or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) failure by the Company to comply with any covenant contained in the Indenture for 45 days after notice to the Company by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (iv) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay any amount due at the stated maturity thereof or (b) results in the acceleration (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt of notice of any such acceleration) of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default for failure to pay principal at final stated maturity or the maturity of which has been so accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $15.0 million or more; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $15.0 million; and (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional Interest, if any, on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on any Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        14.    Trustee Dealings with Company.    Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

        15.    No Recourse Against Others.    No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        16.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        17.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        18.    Discharge Prior to Maturity.    If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

        19.    Governing Law.    The Indenture and Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

        20.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the

Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

        21.    Registration Rights.    Pursuant to the Registration Rights Agreement (for purposes of this paragraph, as defined in the First Supplemental Indenture), the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for the Company's 11% Senior Secured Notes due 2013, Series B, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes. The Holders shall be entitled to receive certain payments of Additional Interest in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

      Anchor Glass Container Corporation
      One Anchor Plaza
      4343 Anchor Plaza Parkway
      Tampa, Florida 33634-7513

ASSIGNMENT FORM

    To assign this Note, fill in the form below:

    (I) or (we) assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name address and zip code)

and irrevocably appoint                        agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
	Your Signature:	(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:	(Participant in recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

        If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer") or Section 4.15 ("Change of Control Offer") or Section 4.19 ("Loss Proceeds Offer") of the Indenture, check the applicable boxes:

☐ Net Proceeds Offer:	☐ Change of Control Offer:	☐ Loss Proceeds Offer:
in whole ☐	in whole ☐	in whole ☐
in part ☐	in part ☐	in part ☐
Amount to be	Amount to be	Amount to be
purchased: $	purchased: $	purchased: $
Date:
	Your Signature:	(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:	(Participant in recognized signature guarantee medallion program)
Social Security Number or Taxpayer Identification Number:

EXHIBIT B

FORM OF SERIES B NOTE

(Face of Note)

ANCHOR GLASS CONTAINER CORPORATION

11% SENIOR SECURED NOTE DUE 2013

        THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO ANYONE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ANCHOR GLASS CONTAINER CORPORATION

11% SENIOR SECURED NOTE DUE 2013

CUSIP No.
No.	$

Interest Payment Dates: February 15 and August 15
Record Dates: February 1 and August 1

        ANCHOR GLASS CONTAINER CORPORATION, a Delaware corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to CEDE & CO.                                      or registered assigns, the principal sum of                          Dollars on February 15, 2013.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]	Dated:

ANCHOR GLASS CONTAINER CORPORATION

By:
Name: Title:

By:
Name: Title:
This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee

By:

Name: Title:

(Back of Note)

11% Senior Secured Notes due 2013

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    Interest.    The Company promises to pay interest on the principal amount of this Note at the rate of 11% per annum from the date of original issuance until maturity. The Company will pay interest semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods), hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2.    Method of Payment.    The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than ten days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.    Paying Agent and Registrar.    Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

        4.    Indenture and Guarantees.    The Company issued $300 million in aggregate principal amount of the Notes under an Indenture dated as of February 7, 2003 (the "Indenture") between the Company, the Guarantor and the Trustee and $50 million in aggregate principal amount of the Notes under the Indenture, as supplemented by the First Supplemental Indenture, dated as of August 5, 2003. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company.

        5.    Optional Redemption.    The Company may redeem any or all of the Notes at any time on or after February 15, 2008, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning January 1 of the years indicated below:

Year	Redemption Price
2008	105.500%
2009	103.667%
2010	101.833%
2011 and thereafter	100.000%

in each case together with accrued and unpaid interest, if any, on the Notes redeemed.

        If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

        6.    Special Redemption.    In the event the Company completes one or more Public Equity Offerings on or before February 15, 2006, the Company, at its option, may use the net cash proceeds from any such Public Equity Offering to redeem up to 35% of the original principal amount of the Notes (a "Special Redemption") at a Redemption Price of 111% of the principal amount, together with accrued and unpaid interest, if any, to the date of redemption; provided, however, that at least 65% of the original principal amount of the Notes will remain outstanding immediately after any such redemption; and provided, further, that such redemption shall occur within 90 days after the date of the closing of any such Public Equity Offering. If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed either: (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or (2) by lot, only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).

        7.    Mandatory Redemption.    Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

        8.    Notice of Redemption.    Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days (or 45 days in the case of Mandatory redemption) before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

        9.    Repurchase at Option of Holder.

        (a)   If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 30 days following any Change of Control, the Company shall send by first-class mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

        (b)   On the 361st day after an Asset Sale (the "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of paragraph (a) of Section 4.10 of the Indenture (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer"), on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased on a pro rata basis based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10 million, shall be applied as required above).

        (c)   Any Net Loss Proceeds from an Event of Loss with respect to Collateral that are not applied or invested as provided in the first sentence of paragraph (a) of Section 4.19 of the Indenture prior to the 361st day after the Event of Loss (the "Loss Proceeds Offer Trigger Date") will be deemed to constitute "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Company will make an offer to purchase (a "Loss Proceeds Offer") on a date (the "Loss Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Loss Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Loss Proceeds Offer Amount at an offer price in cash in an amount equal to 100% of the principal amount of Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth herein). If the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Loss Proceeds to be used to purchase Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. To the extent that the aggregate amount of Notes tendered pursuant to a Loss Proceeds Offer is less than the Loss Proceeds Offer Amount, the Company may apply any remaining Net Loss Proceeds to any purpose consistent with the Indenture and, following the consummation of each Loss Proceeds Offer, the Loss Proceeds Offer Amount shall be reset to zero. Notwithstanding anything to the contrary in the foregoing, the Company may commence a Loss Proceeds Offer prior to the expiration of 360 days after the occurrence of an Event of Loss.

        10.    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        11.    Persons Deemed Owners.    The registered Holder of a Note may be treated as its owner for all purposes.

        12.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        13.    Defaults and Remedies.    Events of Default include: (i) default for 30 days in the payment when due of interest, if any, on the Notes; (ii) default in payment when due of stated principal, Redemption Price or Purchase Price of the Notes when the same becomes due and payable at maturity, upon redemption, repurchase or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) failure by the Company to comply with any covenant contained in the Indenture for 45 days after notice to the Company by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (iv) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay any amount due at the stated maturity thereof or (b) results in the acceleration (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt of notice of any such acceleration) of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default for failure to pay principal at final maturity or the maturity of which has been so accelerated (in each case with respect to which the 20-day period described above has elapsed) aggregates $15.0 million or more; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $15.0 million; and (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional Interest, if any, on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on any Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the

Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        14.    Trustee Dealings with Company.    Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

        15.    No Recourse Against Others.    No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        16.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        17.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        18.    Discharge Prior to Maturity.    If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

        19.    Governing Law.    The Indenture and Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

        20.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

        Anchor Glass Container Corporation
        One Anchor Plaza
        4343 Anchor Plaza, Parkway
        Tampa, Florida 33634-7513

ASSIGNMENT FORM

        To assign this Note, fill in the form below:

        (I) or (we) assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name address and zip code)

and irrevocably appoint                                                   agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

         Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Participant in recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

        If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer") or Section 4.15 ("Change of Control Offer") or Section 4.19 ("Loss Proceeds Offer") of the Indenture, check the applicable boxes:

☐ Net Proceeds Offer:	☐ Change of Control Offer:	☐ Loss Proceeds Offer:
in whole ☐	in whole ☐	in whole ☐
in part ☐	in part ☐	in part ☐
Amount to be purchased: $	Amount to be purchased: $	Amount to be purchased: $

Dated:	Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Participant in recognized signature guarantee medallion program)

Social Security Number or Taxpayer Identification Number:

QuickLinks

  Exhibit 4.3
  Exhibit A
  EXHIBIT B